EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2016-C36 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, C-III Asset Management LLC, as Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, CWCapital Asset Management LLC, as Special Servicer for the Mall at Turtle Creek Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Mall at Turtle Creek Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Mall at Turtle Creek Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Mall at Turtle Creek Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Mall at Turtle Creek Mortgage Loan, KeyBank National Association, as Primary Servicer for the Gas Company Tower & World Trade Center Parking Garage Mortgage Loan, Strategic Asset Services LLC, as Special Servicer for the Gas Company Tower & World Trade Center Parking Garage Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Easton Town Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Easton Town Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Easton Town Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Easton Town Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Central Park Retail Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Central Park Retail Mortgage Loan, TriMont Real Estate Advisors, Inc., as Operating Advisor for the Central Park Retail Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Central Park Retail Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Central Park Retail Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the One & Two Corporate Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One & Two Corporate Plaza Mortgage Loan, TriMont Real Estate Advisors, Inc., as Operating Advisor for the One & Two Corporate Plaza Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the One & Two Corporate Plaza Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the One & Two Corporate Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Gurnee Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Gurnee Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Gurnee Mills Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Gurnee Mills Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Gurnee Mills Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the 101 Hudson Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 101 Hudson Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 101 Hudson Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 101 Hudson Street Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 101 Hudson Street Mortgage Loan.

Dated: October 31, 2019

/s/ Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)